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                                                                    EXHIBIT 22.1

                         HYPERION SOLUTIONS CORPORATION

                          SUBSIDIARIES OF THE COMPANY

                                                              JURISDICTION OF
NAME                                                           INCORPORATION
----                                                          ---------------
Hyperion Solutions Corporation..............................  Delaware
Hyperion International Corporation..........................  Delaware
AppSource Corporation.......................................  Delaware
Little Tree Acquisition Corporation.........................  Delaware
Hyperion Solutions Austria MbH..............................  Austria
Hyperion Foreign Sales Corp. ...............................  Barbados
Hyperion Solutions BeLux N.V. ..............................  Belgium
Hyperion Solutions Nordic Oy................................  Finland
Hyperion Solutions France SAS...............................  France
Hyperion Solutions Deutschland GmbH.........................  Germany
Hyperion Solutions Italia S.r.l. ...........................  Italy
Hyperion KK.................................................  Japan
HSC Acquisition Co..........................................  Nova Scotia
Sapling Corporation.........................................  Ontario
Hyperion Solutions Corporation of Canada, Ltd. .............  Ontario
Hyperion Solutions Asia Pte. Ltd. ..........................  Singapore
Hyperion Solutions Iberica, S.A. ...........................  Spain
Hyperion Solutions Nordic AB................................  Sweden
Hyperion Solutions Schweiz AG...............................  Switzerland
Hyperion Solutions Nederland, B.V. .........................  The Netherlands
Hyperion Solutions plc......................................  United Kingdom